Designated Filer:	Warburg, Pincus Equity Partners, L.P.
Issuer & Ticker Symbol:	InterMune, Inc. (ITMN)

Date of Event Requiring Statement: January 26, 2010

Exhibit 99.2

JOINT FILERS’ NAMES AND ADDRESSES

1.	Name:	Warburg Pincus Partners LLC
Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, NY 10017
2.	Name:	Warburg Pincus LLC
Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, NY 10017
3.	Name:	Warburg Pincus & Co.
Address:	450 Lexington Avenue
New York, NY 10017
4.	Name:	Charles R. Kaye
Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, NY 10017
5.	Name:	Joseph P. Landy
Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, NY 10017